NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                               File No. 811-03605

                       Fiscal Year Ended November 30, 2003

EX - 99.77Q1(e): Copies of any new or amended Registrant investment advisory contract

                          NORTHERN INSTITUTIONAL FUNDS

               ADDENDUM NO. 1 TO THE INVESTMENT ADVISORY AGREEMENT

      This Addendum, dated as of the 20th day of August, 2003, is entered into between NORTHERN INSTITUTIONAL FUNDS (the "Trust"), a Delaware statutory trust, and NORTHERN TRUST INVESTMENTS, N.A. (the "Adviser"), an Illinois state bank.

      WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated March 1, 2001 (the "Advisory Agreement"), pursuant to which the Trust appointed the Adviser to act as Adviser to the Trust for the Core Bond Portfolio;

      WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain the Adviser to act as Adviser under the Advisory Agreement, the Trust shall so notify the Adviser in writing and if the Adviser is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to the Adviser shall be that which is agreed to in writing by the Trust and the Adviser; and

      WHEREAS, pursuant to Section l(b) of the Advisory Agreement, the Trust has notified the Adviser that it is establishing the Prime Obligations Portfolio (the "Portfolio"), and that it desires to retain the Adviser to act as the Adviser therefor, and the Adviser has notified the Trust that it is willing to serve as Adviser for the Portfolio;

      NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Appointment. The Trust hereby appoints the Adviser to act as Adviser to the Trust for the Portfolio for the period and on the terms set forth in the Advisory Agreement. The Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the

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            compensation herein provided.

      2. Compensation. For the services provided and the expenses assumed pursuant to the Advisory Agreement, the Trust will pay the Adviser, and the Adviser will accept as full compensation therefor from the Trust, a fee at an annual rate of .15 of 1% of the Portfolio's average net assets. The fee will be computed based on net assets on each day and will be paid to the Adviser monthly. Such fee as is attributable to the Portfolio shall be a separate charge to such Portfolio and shall be the several (and not joint or joint and several) obligation of the Portfolio.

      3. Capitalized Terms. From and after the date hereof, the term "Portfolios" as used in the Advisory Agreement shall be deemed to include the Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

      4. Miscellaneous. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

            IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first above written.


                                              NORTHERN INSTITUTIONAL  FUNDS

Attest: /s/ James D. Grassi                       By:    /s/ Eric K. Schweitzer
                                                         ----------------------

                                                  Name:  Eric K. Schweitzer

                                                  Title: Vice President


                                                  NORTHERN TRUST
                                                  INVESTMENTS, N.A.

                                                  By:    /s/ Eric K. Schweitzer
                                                         ----------------------

                                                  Name:  Eric K. Schweitzer

                                                  Title: Senior Vice President